SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                   Date of Report (Date of earliest reported)


                         CORMAX BUSINESS SOLUTIONS INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


         UTAH                         333-53738               84-0959153
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(State or other jurisdiction        (Commission            (IRS Employer
         of incorporation)          File Number)          Identification No.)


Suite 250, 708 11th Avenue SW, Calgary, Alberta               T2R 0E4
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(Address of principal executive offices)                      (Postal Code)


        Registrant's telephone number, including area code: (888) 261-2887
                                                            --------------

                                 WATCHOUT! INC.
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                           (Former Name of Registrant)





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Item 1. CHANGES IN CONTROL OF REGISTRANT

        None.


Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        None


Item 3. BANKRUPTCY OR RECEIVERSHIP

        None


Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None


Item 5. Other Events and Regulation FD Disclosure.

         On December 6, 2001, the Board of Director agreed to sell Todd Violette 1,000,000 shares of Class A Preferred shares for $50,000 CDN and completion of his current employment contract. In the event, prior to the completion of Todd Violette's current contract, Mr. Violette terminates his employment contract the Company has the right to repurchase all or none of his Class A Convertible Preferred back for $50,000 CDN plus 12% interest per year within 90 days of his notice. In the event the Company desires to terminate Mr. Violette's employment contract they will have the right to repurchase all of the issued Class A Convertible Preferred Shares owned by Mr. Violette for lump sum cash payment equal to the Corporation's market capitalization at the current market value on the day of the purchase. As a result of this sale Todd Violette, our Chairman of the Board, and Chief Executive Officer, became entitled to exercise voting control over our company.

         Mr. Violette beneficially owns all of the 1,000,000 shares of Class A Preferred shares. Based upon this ownership, as of December 6, 2001 Mr. Violette beneficially controls voting power of 88% over all matters on which the holders of our Stock are entitled to vote. Consequently, Mr. Violette has sufficient voting power to control the outcome of all corporate matters submitted to the vote of our stockholders. Those matters could include the election of directors, changes in the size and composition of the Board of Directors (and, thereby, the qualification and appointment of officers of our company), and mergers and other business combinations involving our company. In addition, through his control of the Board of Directors and voting power, he may be able to control certain decisions, including decisions with respect to our company's dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of assets by our company. In addition, the concentration of voting power in Mr. Violette could have the effect of delaying or preventing a change in control of our company and may affect the market price of our Common Stock.

         The Class A Preferred Share is convertible into two hundred shares of common stock and is entitled to the cumulative votes per share. The primary reason for this recommendation is to help ensure that the business, the leadership and vision of Todd Violette, our Chairman of the Board, Chief Executive Officer, will continue in the future.

         The Board of Directors is, however, unaware of any present threat of any hostile takeovers involving our company. Because Mr. Violette is the only holder of Preferred Stock, Mr. Violette could benefit from the adoption of the proposed increase in voting rights by substantially increasing his voting control as one of our stockholders. Accordingly, as a member of the Board of Directors, Mr. Violette may be viewed as having a conflict of interest in approving, and recommending that the stockholders approve, the proposed increase in voting rights.


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Item 6. APPONTMENT OF NEW DIRECTORS

        None


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial Statement of the acquired business

         It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule S-X.

        (b) Not Applicable

        (c) EXHIBITS

                 NONE




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CORMAX BUSINESS SOLUTIONS INC.
                                             -----------------------------------
                                                      (Registrant)


                                             /s/ Todd Violette
Date                                         -----------------------------------
         12/20/01                                     (Signature)
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